UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

TEXAS MINERAL RESOURCES CORP.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

539 El Paso Street
Sierra Blanca, TX 79851

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 12, 2024

Dear Texas Mineral Resources Corp. Stockholder:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Texas Mineral Resources Corp., a Delaware corporation (the “Company”), will be held via live webcast on Tuesday, March 12, 2024 at 10:00 a.m. Eastern Time. To participate in the Annual Meeting virtually via the Internet, you must register in advance at https://stctransfer.zoom.us/webinar/register/WN_Bat3SPM7Reqd6sIZZrPxpw prior to the deadline of March 11, 2024 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including the link that will allow you access to the Annual Meeting. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the Annual Meeting, as described in the Proxy Statement.

The Annual Meeting is for the following purposes, as proposed by our Board of Directors:

1. To elect Anthony Marchese, Dan Gorski, Peter Denetclaw Jr., LaVern Lund, Kevin Francis, Cecil Wall, Donald Hulse and Deepak Malhotra, the director nominees, to serve on the Company’s Board until the Company’s 2025 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified or until their earlier resignation, death or removal;

2. To approve, by advisory vote, the compensation of our named executive officers (“say-on-pay”);

3. To approve, by advisory vote, the frequency with which future stockholder advisory votes to approve, on a non-binding basis, the compensation of our named executive officers will be held (“say-on-frequency”);

4. To ratify the appointment of Ham, Langston & Brezina, L.L.P. as our independent registered public accounting firm for the fiscal year ending August 31, 2024; and

5. To transact such other business as may properly be raised at the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on January 22, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received printed proxy materials, on the enclosed Proxy Card.

By Order of the Board of Directors,

/s/ Daniel E. Gorski

Daniel E. Gorski

Chief Executive Officer and Director

Sierra Blanca, Texas

January 25, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on March 12, 2024:

The Proxy Statement and the 2024 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended August 31, 2023, are available at http://onlineproxyvote.com/tmrc/. We expect the proxy materials to be mailed and/or made available to each stockholder entitled to vote on or before January 25, 2024.

-i-

TEXAS MINERAL RESOURCES CORP.
539 El Paso Street
Sierra Blanca, TX 79851

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 12, 2024

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Why am I receiving these materials?

These proxy materials are being furnished to you in connection with the solicitation by the Board of Directors (the “Board”) of Texas Mineral Resources Corp. (the “Company,” “TMRC,” “we,” “us” or “our”) of proxies to be voted at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) or at any adjournment or postponement thereof. The Annual Meeting will be held via live webcast on Tuesday, March 12, 2024 at 10:00 a.m. Eastern Time. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we sent out a Notice of Internet Availability of Proxy Materials on or before January 25, 2024 and provided access to the proxy materials over the Internet on or before that date, to the holders of record and beneficial owners of our common stock at the close of business on January 22, 2024 (the “Record Date”).

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders (other than those who previously requested paper copies) on or before January 25, 2024. The Notice of Internet Availability of Proxy Materials contains instructions on how to (i) access and view the proxy materials over the Internet, (ii) vote and (iii) request a paper or electronic copy of the proxy materials. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please vote over the Internet and follow the instructions for electing electronic delivery. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce both costs and the environmental impact of the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote on the following items:

●	the election of eight nominees to the Company’s Board (of which six nominees currently serve as directors and two nominees do not currently serve as directors) to serve until the Company’s 2025 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified or until their earlier resignation, death or removal;

●	the approval, by advisory vote, of the compensation of our named executive officers, which is commonly referred to as the “say-on pay” vote;

●	to approve, by advisory vote, of the frequency with which future stockholder advisory votes to approve, on a non-binding, advisory basis, the compensation of our named executive officers will be held, which is commonly referred to as the “say-on-frequency” vote; and

●	the ratification of the appointment of Ham, Langston & Brezina, L.L.P. as our independent registered public accounting firm for the fiscal year ending August 31, 2024.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting or at any adjournments or postponements thereof.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by Internet, email or facsimile, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by proxies will be voted, and our Board recommends that you vote, as follows:

●	“FOR” the election of the eight director nominees;

●	“FOR” the approval of the compensation of our named executive officers;

●	“THREE YEARS” as the frequency with which future stockholder advisory votes to approve, on a non-binding, advisory basis, the compensation of our named executive officers will be held; and

●	“FOR” the ratification of the appointment of Ham, Langston & Brezina, L.L.P. as our independent registered public accounting firm for the fiscal year ending August 31, 2024.

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is January 22, 2024. You are entitled to vote at the Annual Meeting only if you were a Company stockholder at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. On each matter to be voted on at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the Record Date. Stockholders have no right to cumulative voting as to any matter, including the election of directors. Dissenters’ rights are not applicable to any of the matters being voted upon. At the close of business on the Record Date, there were 74,320,648 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

A list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting, during regular business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s principal place of business at 539 El Paso Street, Sierra Blanca, TX 79851. A list of registered stockholders will be available for inspection during the whole time of the Annual Meeting on a reasonably accessible electronic network through an electric link provided in the live webcast. For health and safety reasons related to the ongoing COVID-19 pandemic, you must schedule an appointment to review the list of registered stockholders entitled to vote at the Annual Meeting by sending an email to: dgorski@tmrcorp.com.

How can I attend the Annual Meeting?

The Annual Meeting will be virtual, rather than in person. You are entitled to attend the Annual Meeting only if you were a Company stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. If your shares of our common stock are registered directly in your name with Securities Transfer Corporation, our stock transfer agent (“STC”), you are considered the “stockholder of record” with respect to those shares. To participate in the Annual Meeting virtually via the Internet, you must register in advance at https://stctransfer.zoom.us/webinar/register/WN_Bat3SPM7Reqd6sIZZrPxpw prior to the deadline of March 11, 2024 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including the link that will allow you access to the Annual Meeting. You will not be able to attend the Annual Meeting in person.

If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” In order to attend the Annual Meeting as a beneficial owner of our common stock held in street name, you must obtain a legal proxy by contacting your account representative at the bank, broker or other nominee that holds your shares. You should then e-mail a copy (a legible photograph is sufficient) of your legal proxy to STC at proxyvote@stctransfer.com no later than 5:00 p.m. Eastern Time on Monday, March 11, 2024. After contacting STC, you must register at https://stctransfer.zoom.us/webinar/register/WN_Bat3SPM7Reqd6sIZZrPxpw prior to the deadline of March 11, 2024 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive an e-mail prior to the Annual Meeting with a link and instructions for attending the Annual Meeting.

If you don’t register prior to the deadline of March 11, 2024 at 5:00 p.m. Eastern Time, you will not be able to attend the Annual Meeting. Stockholders participating in the virtual meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the Annual Meeting using the virtual meeting website. Stockholders can also listen to the Annual Meeting over the phone, provided that you have timely registered at https://stctransfer.zoom.us/webinar/register/WN_Bat3SPM7Reqd6sIZZrPxpw.

How can I ask questions at the Annual Meeting?

The Company intends the virtual meeting format to approximate an in-person experience for our stockholders. During the Annual Meeting, stockholders may submit questions by typing in the “Q & A” box on the virtual meeting website. Our administrator will review all questions submitted during the Annual Meeting, and we intend to answer pertinent questions submitted, as time permits.

Where can I get technical assistance?

Technical support in connection with the virtual meeting platform will be available by telephone or e-mail at jstackhouse@stctransfer.com or call Janet Stackhouse, (469) 633-0101, beginning at 8:00 a.m. Eastern Time on Tuesday, March 12, 2024 through the conclusion of the Annual Meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong Internet or telephone connection, as applicable, wherever you intend to participate in the Annual Meeting, and you should allow plenty of time to log in or call in and ensure that you can hear audio prior to the start of the Annual Meeting.

How many shares must be present or represented to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted, which means that a majority of the outstanding voting shares of the Company as of the Record Date must be present virtually or represented by proxy. The Company’s common stock is the only type of security entitled to vote at the Annual Meeting. Based on 74,320,648 shares of common stock issued and outstanding as of the Record Date, 37,160,325 shares of common stock would be required to be present virtually or represented by proxy for there to be a quorum. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be adjourned or postponed to a later date. A stockholder’s instruction to “withhold” authority, abstentions and broker non-votes will be counted as present for purposes of determining quorum. See “What is a ‘broker non-vote?” and “What is an abstention and how will votes withheld and abstentions be treated?” below for an explanation of broker non-votes, abstentions and votes withheld.

What is the difference between a “stockholder of record” and a “street name” holder?

As described above, if your shares of our common stock are registered directly in your name with STC, you are considered the “stockholder of record” with respect to those shares. If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.”

How do I vote if I am a stockholder of record?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting. If you are a stockholder of record, there are four ways to vote by proxy:

●	By Internet: You can vote over the Internet at http://onlineproxyvote.com/tmrc/. Have your Notice of Internet Availability of Proxy Materials or proxy card available as you will need your control number to log in to vote;

●	By Email: You can vote, sign, date, scan and email your proxy card to: proxyvote@stctransfer.com;

●	By Facsimile: You can vote, sign, date, scan and fax your proxy card to STC at (469) 633-0088; or

●	By Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail to:

Attention: Proxy Department

Securities Transfer Corporation

2501 N. Dallas Parkway, Suite 380

Plano, TX 75093

Internet voting for eligible stockholders of record will close at 5:00 p.m. Eastern Time on Monday, March 11, 2024. The giving of an Internet proxy will not affect your right to vote virtually at the Annual Meeting should you choose to attend. If you choose to attend the Annual Meeting, you will have the ability to change your vote.

How do I vote if my shares are held in “street name”?

If your shares are held in street name through a bank, broker or other nominee, you will receive instructions on how to vote from your bank, broker or other nominee. You must follow those instructions in order for your shares to be voted. If your shares are not registered in your own name and you would like to vote your shares virtually at the Annual Meeting, you must obtain a valid proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. See “How can I attend the Annual Meeting?” above.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time prior to the final vote at the Annual Meeting by:

●	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

●	providing written notice of revocation to our Secretary at Texas Mineral Resources Corp., 539 El Paso Street, Sierra Blanca, TX 79851, prior to or at the Annual Meeting; or

●	attending the Annual Meeting and voting virtually.

Your most recent proxy submitted by proxy card or Internet is the one that is counted. Your attendance at the Annual Meeting by itself will not automatically revoke your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting virtually.

How many votes are needed to approve each proposal?

The following table summarizes the votes needed to approve each proposal, the effect of withhold votes/abstentions and whether broker discretionary voting is permitted.

Proposal	Vote Required	Withheld Votes/ Abstentions Counted as a “No” Vote?	Discretionary Vote Allowed?
Election of directors	Plurality	No	No
Compensation of named executive officers (“say-on-pay”)	Majority of Quorum	Yes	No
Frequency of approval of compensation of named executive officers (“say-on-frequency”)	Plurality	No	No
Ratification of the appointment of independent registered public accounting firm	Majority of Quorum	Yes	Yes

Under our bylaws (the “Bylaws”), directors are elected by a plurality of the voting power of our shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A “plurality” means that the director nominees receiving the highest number of “FOR” votes from holders of our shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected. Votes “withheld” and broker non-votes will have no effect on the outcome of the election of directors.

Under the Bylaws, the matters other than the election of directors will be decided by a majority of the voting power of our shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on such matter. Any matter or proposal for which the vote required is a “majority of quorum” will be approved if the votes “FOR” such proposal exceed the number of votes “AGAINST” such proposal (i.e., a majority of the voting power of the shares present virtually or by proxy at the Annual Meeting vote FOR the proposal). Abstentions and broker non-votes, as applicable, will have the same effect as voting “AGAINST” such proposal as our bylaws state that matters presented at a meeting of the stockholders must be approved by the affirmative vote of a majority of the voting power of the shares of common stock present virtually or represented by proxy at the Annual Meeting. With respect to the “say-on-frequency” proposal, a plurality of the affirmative votes cast is required for the approval, on an advisory, non-binding basis, of the frequency selection of a stockholder vote on our executive compensation program (i.e., the frequency selection receiving the greatest number of votes will be approved).

What is a “broker non-vote”?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote your shares with respect to “non-discretionary” matters unless you provide instructions on how to vote in accordance with the information and procedures that your broker has provided to you in accordance with the New York Stock Exchange (“NYSE”) rules governing brokers.

If you are a beneficial owner whose shares are held of record by a broker, your broker has “discretionary voting” authority under NYSE rules governing brokers to vote your shares on “routine” matters, such as the ratification of Ham, Langston & Brezina, L.L.P. as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority absent specific instructions from you to vote on the election of directors, the “say-on-pay” vote, and the “say-on- frequency” vote, which are considered “non-routine” matters. If you don’t vote on non-routine matters, a broker non-vote will occur and such non votes will have no impact with respect to the election of directors (except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast for the election of directors), will have the same effect as a vote against the proposal to approve the compensation of our named executive officers, and will not count for or against any of the frequency selections with respect to the proposal for determining the frequency of conducting future votes on executive compensation.

What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the “say-on-pay” vote, “say-on-frequency” vote, and the ratification of the appointment of our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions, though counted for the purposes of determining a quorum, will have no impact in the election of directors, will be counted as a vote against the approval of the compensation of our named executive officers, will be counted as a vote against the ratification of the appointment of the independent registered public accounting firm, and will not be voted and will not count for or against any of the frequency selections with respect to the “say-on-frequency” proposal.

Who will count the votes?

We have engaged STC as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to STC for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to STC on behalf of all its clients. STC will serve as Inspector of Elections at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on pages 1 and 2 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named in the proxy card will vote your shares in accordance with their best judgment.

Who pays for the expenses of solicitation?

Our Board is soliciting your proxy on behalf of the Company. The Company pays for the costs of the distribution of the proxy materials and solicitation of proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to our stockholders. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, that means your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each proxy card or Notice of Internet Availability of Proxy Materials you receive.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board presently has six members, being Anthony Marchese, Dan Gorski, Peter Denetclaw Jr., LaVern Lund, Kevin Francis, and Cecil Wall. Messrs. Hulse and Malhotra are not members of the Board. Messrs. Anthony Marchese, Dan Gorski, Peter Denetclaw Jr., LaVern Lund, Kevin Francis, Cecil Wall, Donald Hulse and Deepak Malhotra have been nominated by the Board for election by the stockholders at the Annual Meeting to serve as directors until the 2025 Annual Meeting of Stockholders.

The nominees have consented to be named in the Proxy Statement and to serve as directors if elected. If, however, any nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. Proxies may not be voted for a greater number of persons than the nominees presented.

The Board is not divided into classes and directors serve one-year terms until their successors are elected and qualified at the next Annual Meeting or until their earlier resignation, death or removal.

A brief biography of each director nominee is set forth below under “Information Regarding Director Nominees.” The biographies below include information regarding specific experience, qualifications, attributes or skills of each director nominee that led the Corporate Governance and Nominating Committee (“CGN Committee”) to determine that such individuals are qualified to serve as members of the Board, if elected, as of the date of this Proxy Statement.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of the voting power of our common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting. Votes withheld or “broker non-votes” will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” the election of Anthony Marchese, Dan Gorski, Peter Denetclaw Jr., LaVern Lund, Kevin Francis, Cecil Wall, Donald Hulse and Deepak Malhotra as directors.

INFORMATION REGARDING DIRECTOR NOMINEES

Nominees for Election

The current directors of the Company are Messrs. Gorski, Marchese, Wall, Denetclaw, Lund and Francis. Messrs. Hulse and Malhotra are not directors of the Company.

Daniel E. Gorski, 86, has served as a director of the Company since January 2007 and as the Company’s chief executive officer since August 2012. Prior thereto, Mr. Gorski served as the Company’s president and chief executive officer from January 2007 to May 2011 and chief operating officer from May 2011 to December 2011. From July 2004 to January 2006, Mr. Gorski was the co-founder and vice president of operations for High Plains Uranium Inc., a uranium exploration and development company that went public on the Toronto Stock Exchange in December 2005. Between June 1996 to May 2004, Mr. Gorski served as an officer and director of Metalline Mining Co., a publicly traded mining and development company with holdings in the Sierra Mojada Mining District, Coahuila, Mexico. From January 1992 to June 1996, Mr. Gorski was the exploration geologist under contract to USMX Inc. and worked exclusively in Latin America. Mr. Gorski earned a BS degree in 1960 from Sul Ross State College, in Alpine, Texas and an MA degree in 1970 from the University of Texas in Austin, Texas. Mr. Gorski has over forty-five years of experience in the mining industry. Mr. Gorski’s extensive technical knowledge and experience in the mining industry combined with his historical relationship with the Company’s principal property, the Round Top project, permits Mr. Gorski to provide the Board with valuable insight to the exploration and development of the Round Top project. Accordingly, the Board believes that Mr. Gorski is qualified to serve on the Board.

Anthony Marchese, 67, has served as a director of the Company since December 2009. Since July 2018, Mr. Marchese has served as president of Marchese Management Co., LLC, a strategic advisory firm that consults to both public and private emerging growth companies. Mr. Marchese also serves as the general partner and chief investment officer of the Insiders Trend Fund, LP, an investment partnership whose mandate is to invest in those public companies whose officers and/or directors have been active acquirers of their own stock. Mr. Marchese’s prior experience includes TriPoint Global Equities (managing director/Capital Markets- 2012-2018), Axiom Capital Management, Inc. (managing director – 2011-2012), Monarch Capital Group, LLC (president and chief operating officer – 2003 to 2011), Laidlaw Equities (senior vice president - April 1997 to March 2002), Southcoast Capital (senior vice president – May 1988 to April 1997), Oppenheimer & Co (limited partner – September 1982 to May 1988), Prudential-Bache (vice president – July 1981 to August 1982) and the General Motors Corporation (analyst – June 1980 to June 1981). Mr. Marchese served in the military with the Army Security Agency and the U.S. Army Intelligence and Security Command. Mr. Marchese received an MBA in Finance from the University of Chicago. Mr. Marchese provides the Board with exceptional leadership and management knowledge, having gained extensive management and corporate finance experience during the course of his career. Mr. Marchese’s specific experience, qualifications, attributes and skills described above led the Board to believe that Mr. Marchese is qualified to serve as a member of the Board.

Cecil Wall, 92, has served as a director of the Company since 2007. Mr. Wall attended Carbon County College and Utah State University. In 1969, he acquired control of a publicly traded company, Altex Oil Co. (formerly known as Mountain Valley Uranium), listed on the American Stock Exchange. Under Mr. Wall’s leadership, Altex established a 20,000 acre position in what became the Greater Altamont Field at Altamont, Utah. Mr. Wall sold his interest in Altex in 1985. Mr. Wall was also part of the founding group for the 2007 reorganization of Standard Silver Corp. which became TMRC. Mr. Wall served as the secretary and treasurer of TMRC from 2007 to 2012. He is currently the manager for C-Wall Investment Company, LLC, a Utah limited liability company. In addition, he is the president of several family-owned private companies, and he brings wide business experience and close relations with many of the original shareholders. Mr. Wall’s past experience with the Company as its secretary and treasurer and his past experience with public companies serve the Board at this time by providing needed guidance on public company matters and insight into the Company’s historical operations. Mr. Wall’s specific experience, qualifications, attributes and skills described above led the Board to believe that Mr. Wall is qualified to serve as a member of the Board.

Peter Denetclaw, Jr., 64, has served as a director of the Company since August 2019. Mr. Denetclaw has served as a manager of Freeport McMoran since 2008. Mr. Denetclaw has served as vice-chair of the management committee for Navajo Transitional Energy Company (“NTEC”) since 2014. Mr. Denetclaw’s specific mining and business experience and qualifications led the Board to believe that Mr. Denetclaw, Jr. is qualified serve as a member of the Board.

LaVern Kenneth Lund, 50, has served as a director of the Company since May 2022. Mr. Lund began his career as an engineer with North American Coal Corporation (NACoal) in 1996. Mr. Lund has served as chief executive officer of NTEC since February 1, 2022. Over the past 25 years prior to NTEC, Mr. Lund had held various technical, operational management and executive level positions, including over 18 years of field operating experience while working at five different surface mines located in North Dakota, Texas and Mississippi. Mr. Lund is a Registered Professional Engineer in the state of Mississippi. He also holds a Masters of Business Administration from Auburn University and is a graduate of Wharton Advanced Management Program. Mr. Lund’s specific mining and business experience and qualifications led the Board to believe that Mr. Lund is qualified to serve as a member of the Board.

Kevin Francis, 63, has served as a director of the Company since November 2020. Mr. Francis has served as a principal of Mineral Resource Management LLC since April 2016, providing project management, technical and expert witness services, and permitting leadership to the mining industry. Mr. Francis served as vice president of project development of Aurcana Corporation from March 2017 to June 2019, managing and advancing all technical studies. Mr. Francis served as vice president, technical services and general manager of Oracle Mining Corp. from May 2012 to May 2016 (a wholly-owned subsidiary of Oracle Mining Corp. was placed into a court-ordered receivership in 2015), managing interdisciplinary technical functions including direction of geologists, mining engineers and consultants, as well as developing scopes of work, managing budgets and reviewing deliverables of studies. Mr. Francis’ specific mining and business experience and qualifications led the Board to believe that Mr. Francis is qualified to serve as a member of the Board.

Donald Hulse, 64, has served as director of business development and mining at Forte Dynamics, Inc. since January 2023, served as a corporate vice-president of WSP USA from July 2021 until December 2023, and as vice president mining of Gustavson Associates LLC from February 2008 until July 2021. Mr. Hulse has 40 years of experience in the mining industry, including technical and general management in a multi-cultural/multi-lingual environment. Mr. Hulse has performed due diligence review and consulting in mineral resources and mine design and planning in North and South America, Europe and Asia. Mr. Hulse’s project experience includes involvement with gold, silver, base metals, and industrial minerals. Mr. Dulse has led project teams through permitting, construction and commissioning of two mines in Mexico, and has been a team member for strategic re-engineering three gold operations. Mr. Hulse was an adjunct professor at Colorado School of Mines from August 2022 through December 2022 and received a B.S. degree in 1982 from the Colorado School of Mines. Mr. Hulse’s mining experience and qualifications led the Board to believe that Mr. Hulse is qualified to serve as a member of the Board.

Deepak Malhotra, 75, has served as president and principal of Resource Development Inc., a metallurgical testing and consulting company that he formed, since 1990. Mr. Malhotra has over 40 years of experience providing consulting services in process design, process development, plant auditing, project management, and capital and opening cost estimates. Mr. Malhotra serves or has served as a director of the following public companies: (i) Rare Earth Ridge Resources since 2023; (ii) Euro Pacific Materials since 2018; (iii) Magellan Gold Corp. from 2016 to December 2023; (iv) Teako Gold Corp. from 2020 to 2022; (v) Cardero Resources from 2016 to 2021; (vi) Canagold Corp. from 2015 to 2022; (vii) Pro Solv Consulting from 2018 to 2022; and (viii) Resources Development Inc. from 1990 to 2022. Mr. Malhotra holds a Ph.D. in mineral economics and a M.S. in metallurgical engineering. Mr. Malhotra specializes in strategic planning due diligence, acquisitions, divestures, training, feasibility studies, preparation of N143-101 documents, and more. Mr. Malhotra has managed projects in research, process development for new projects, processing plant troubleshooting, plant audits, detailed engineering and overall business management. Mr. Malhotra has assisted in the commercialization of 15 plants worldwide with capital ranging from $50 to $750 million and has performed more than 25 audits of mining operations worldwide. Mr. Malhotra holds four patents and has published over 60 articles and edited several books. Mr. Malhotra’s mining experience and qualifications led the Board to believe that Mr. Malhotra is qualified to serve as a member of the Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Leadership Structure

The Board has reviewed the Company’s current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s stockholder base, the Company’s peer group and other relevant factors. Considering these factors the Board has determined to have a separate Chief Executive Officer and Chairman of the Board. The Chairman of the Board is a non-executive position. The Board has determined that this structure is currently the most appropriate Board leadership structure for the Company.

Given the composition of the Board with a strong slate of independent directors, the Board does not believe that it is necessary to formally designate a lead independent director at this time, and Mr. Marchese as Chairman serve in that role.

NTEC Nomination Rights

Pursuant to the investment by NTEC in 2019, NTEC has the right to appoint two director nominees as long as its ownership is at least 2,555,813 shares of our common stock. Messrs. Denetclaw and Lund are the NTEC nominees and currently serve as directors.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment, and affiliations, our Board has affirmatively determined that each director nominee, other than Messrs. Gorski, Denetclaw, Lund and Hulse, does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” (as that term is defined under the applicable rules and regulations of the SEC and OTC Markets Group (“OTCQB”) independence standard). Our Board has also determined that the majority of the members of the Audit Committee are independent and will continue to be independent following the date of the Annual Meeting for purposes of serving on our Audit Committee, as determined in accordance with the applicable OTCQB standards. Our Board has determined that each member of the Compensation Committee is independent for purposes of serving on our Compensation Committee, as determined in accordance with applicable OTCQB standards and Rule 10C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our Board has determined that the member of the CGN Committee is independent and will continue to be independent following the date of the Annual Meeting for purposes of serving on our CGN Committee, as determined in accordance with applicable OTC listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director, related party transactions involving them, if any, and lack of family relationships between any officer or director.

Meetings of the Board

During the fiscal year ending August 31, 2023, the Board held four (4) meetings of the Board. None of the incumbent Directors attended fewer than 75% of the board meetings which occurred during their tenure on the Board.

Committees of the Board

Our Board currently has three standing committees. The current composition and responsibilities of each of the committees is described below and it is expected that the composition of these committees will remain the same after the Annual Meeting if all director nominees are elected to serve as directors. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of our Board committees operates under a written charter adopted by the Board. The committee charters are available on the Investor Relations section of our website at www.TMRC.com. A printed copy of each charter is available upon request. The information on our website is not part of this Proxy Statement.

Director	Independent	Audit Committee	Compensation Committee	CGN Committee
Daniel E. Gorski
Anthony Marchese
Cecil Wall
Peter Denetclaw
LaVern (Vern) Kenneth Lund
Kevin Francis

Chairperson

Member

Audit Committee Financial Expert

Audit Committee and Audit Committee Financial Expert

The Company has a standing Audit Committee and audit committee charter. The Audit Committee is currently comprised of three directors, two of whom, in the opinion of the Board, are independent (in accordance with the OTC Markets Group, Inc. OTCQB independence standards), being Anthony Marchese (Chairman), LaVern Lund (appointed on November 25, 2023 and is not deemed independent) and Cecil Wall. Mr. Marchese is a “financial expert” as defined under Item 407(d)(5) of Regulation S-K.

The Audit Committee is responsible for the oversight of the Company’s accounting and financial reporting processes. This includes the selection and engagement of the Company’s independent registered public accounting firm and review of the scope of the annual audit, audit fees and results of the audit.

The Audit Committee monitors the Company’s audit and the preparation of financial statements and all financial disclosure contained in the Company’s SEC filings. The Audit Committee appoints the Company’s external auditors, monitors their qualifications and independence and determines the appropriate level of their remuneration. The external auditors report directly to the Audit Committee. The Audit Committee has the authority to terminate the Company’s external auditors’ engagement and approve in advance any services to be provided by the external auditors that are not related to the audit.

Audit Committee Report

The Company’s Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Committee operates under a written charter adopted by the Board.

The Committee assists the Board by overseeing the (1) integrity of the Company’s financial reporting and internal control, (2) independence and performance of the Company’s independent auditors, (3) and provides an avenue of communication between management, the independent auditors and the Board.

In the course of providing its oversight responsibilities regarding the audited annual financial statements for the year ended August 31, 2023, the Committee reviewed the audited annual financial statements for the year ended August 31, 2023 with management and the Company’s independent auditors. The Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, as may be modified or supplemented.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report to the SEC on Form 10-K for the year ended August 31, 2023. The Committee and the Board have also recommended the selection of Ham, Langston & Brezina, L.L.P. as independent auditors for the Company for the fiscal year ending August 31, 2023.

Submitted by the Audit Committee Members (for the fiscal year ended August 31, 2023)

●	Anthony Marchese (Chairman)

●	Cecil Wall

Compensation Committee

The Company has a Compensation Committee comprised of three directors, each of whom, in the opinion of the Board, are independent (as determined under the OTC Markets Group OTCQB independence standards): Cecil Wall (Chairman), Kevin Francis and Anthony Marchese.

The Compensation Committee has adopted a charter. The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of executive officers and providing advice on compensation structures in the various jurisdictions in which the Company operates. The Company’s chief executive officer may not be present during the voting determination or deliberations of his or her compensation; however, the Compensation Committee does consult with the Company’s chief executive officer in determining and recommending the compensation of directors and other executive officers.

In addition, the Company’s Compensation Committee reviews both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to executive officers, and proposes awards of stock options. The Compensation Committee has determined that the Company’s compensation policies and practices for its employees generally, not just executive officers, are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation. Our Compensation Committee and management did not engage the services of an external compensation consultant during fiscal year 2023.

CGN Committee

The Company has a CGN Committee, composed of one director, Anthony Marchese, with two vacancies.

The Company’s CGN Committee is responsible for developing the Company’s approach to corporate governance issues. The Committee evaluates the qualifications of potential candidates for director and recommends to the Board nominees for election at the next annual meeting or any special meeting of stockholders, and any person to be considered to fill a Board vacancy resulting from death, disability, removal, resignation or an increase in Board size. The CGN Committee has not adopted a formal policy which sets forth the criteria the Board will assess in connection with the consideration of a candidate. Instead the Committee considers a multitude of qualifications and characteristics, including the candidate’s integrity, reputation, judgment, knowledge, independence, experience, accomplishments, commitment and skills, all in the context of an assessment of the perceived needs of the Board at that time.

Procedure for Nominating Directors

The Board has delegated to the CGN Committee the responsibility of identifying suitable candidates for nomination to our Board (including candidates to fill any vacancies) and assessing candidate qualifications in light of the policies and principles in our corporate governance guidelines and the CGN Committee charter. The CGN Committee has not adopted a written policy regarding stockholder nominations for directors. The CGN Committee will consider stockholder nominations for directors. We did not receive any stockholder nominations or recommendations for any director in connection with the Annual Meeting. The CGN Committee will recommend prospective director candidates for the Board’s consideration, including any that may be nominated by stockholders, and will review the prospective candidates’ qualifications with the Board. The CGN Committee recommended to the Board the two director nominees, that are not current directors of the Company, to be considered by the stockholders at the 2024 Annual Meeting, as well as the recommendation to the Board for the re-election of the current Board members. The Board retains the ultimate authority to nominate a candidate for election by the stockholders as a director or to fill any vacancy that may occur. In identifying prospective director candidates, the CGN Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, factors relating to the composition of the Board (including its size and structure), principles of diversity and the needs of the Board. The CGN Committee evaluates each director’s performance based on the same factors it uses to determine new director qualifications.

In evaluating director candidates, the CGN Committee will look for specific minimum qualifications in a candidate, including the ability to understand basic financial statements, familiarity with our business and industry, high moral character and the ability to work collegially with others. Although we do not have a formal diversity policy at this time, the CGN Committee seeks to nominate candidates with a diverse range of background, knowledge, experience, skills, expertise and other qualities that will contribute to the overall effectiveness of the Board.

The Board continues to evaluate the composition of the Board and the qualifications and expertise of its directors and may retain a third-party search firm to assist the CGN Committee in identifying director candidates.

Code of Business and Ethical Conduct

The Company has adopted a corporate Code of Business and Ethical Conduct administered by its president and chief executive officer, Daniel Gorski. The Company believes its Code of Business and Ethical Conduct is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to provide full, fair, accurate, timely and understandable disclosure in public reports, to comply with applicable laws, to ensure prompt internal reporting of code violations, and to provide accountability for adherence to the code. The Company’s Code of Business and Ethical Conduct provides written standards that are reasonably designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

●	compliance with applicable governmental laws, rules and regulations;

●	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

●	accountability for adherence to the code.

The Company’s Code of Business and Ethical Conduct is available on our web site at www.TMRC.com. A copy of the Code of Business and Ethical Conduct will be provided to any person without charge upon written request to the Company at its executive offices. We intend to disclose any waiver from a provision of the Code of Business and Ethical Conduct that applies to any of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions that relates to any element of the Company’s Code of Business and Ethical Conduct on the Company’s website. No waivers were granted from the requirements of the Code of Business and Ethical Conduct during the year ended August 31, 2023, or during the subsequent period thereto.

Incorporated in the Code of Business and Ethical Conduct, as well as set forth in a separate insider trading policy, is our policy and procedures governing the purchase, sale and/or other disposition of common stock by officers, directors and employees.

Prohibition against Hedging and Pledging Transactions

The Board has adopted an insider trading policy that prohibits the ability of officers, employees or directors to purchase financial instruments or otherwise engage in transactions that hedge any decrease in market value of common stock owned by such person.

Board’s Role in Risk Oversight

The Board is engaged in risk management oversight. At the present time, our Board has not established a separate committee to facilitate its risk oversight responsibilities, but expects to continue to monitor and assess whether such a committee would be appropriate. The understanding, identification and management of risk are essential elements for the successful management of the Company. Risk oversight begins with the Board and the Audit Committee. The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements. Annually, management presents to the Audit Committee a report summarizing the review of the Company’s methods for identifying and managing risks. Based on a review of the nature of operations, the Board does not believe that any areas of the Company have incentive to take excessive risks that would likely have a material adverse effect on the Company’s operations.

Board Diversity

The Company does not have a formal policy regarding diversity in the selection of nominees for directors. The CGN Committee does, however, consider diversity on an informal basis as part of its overall selection strategy.

DIRECTOR COMPENSATION

The following table sets forth the compensation granted to our directors during the fiscal year ended August 31, 2023. No cash director fees are paid and this has been the Company’s policy for more than the last two fiscal years. All director fees for services rendered are paid through the issuance of shares of Company Common Stock or through non-qualified options to purchase shares of Company Common Stock. No director compensation is paid to Mr. Gorski.

	Fees Paid or	Fee Paid or
	Earned in	Earned in		Option
	Cash	Stock		Awards		Total
Name	($)	($)		($)		($)
Anthony Marchese	$—	$55,000	(1)	$637,548	(2)	$692,548
Cecil Wall	$—	$25,000	(1)	$—		$25,000
Peter Denetclaw, Jr.	$—	$25,000	(1)	$—		$25,000
LaVern Lund	$—	$25,000	(1)	$—		$25,000
Kevin Francis	$—	$33,000	(1)	$—		$33,000

(1) This value calculation equates to the market value of our Common Stock on the date of grant of shares of Common Stock issued for director services rendered, less a 20% discount.

(2) During the year ended August 31, 2023, the Company granted Mr. Marchese a five-year non-qualified option to purchase 500,000 shares of Common Stock at an exercise price of $1.31 per share, with a Black-Scholes option pricing model valuation of $637,548 on the date of grant, for services rendered as chairman of the board of directors.

Each of our directors is reimbursed reasonable out of pocket expenses associated with attending our board meetings.

PROPOSAL NO. 2 — APPROVAL, BY ADVISORY VOTE, OF EXECUTIVE COMPENSATION

Under Section 14A of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the rules of the SEC. This “say-on-pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy and policies described in this Proxy Statement. At the Annual Meeting, the stockholders will be asked to cast an advisory vote on how frequently the Company should seek an advisory “say-on-pay” vote. See Proposal No. 3 below. In particular, the Company is asking whether the “say-on-pay” vote should occur every three years, every two years, or every one year. As stated in Proposal No. 3 below, the Board is recommending that stockholders vote for a frequency of every THREE YEARS on the “say-on-pay” vote, believing that this frequency is sufficient to enable the Board and the Compensation Committee to understand and incorporate the views of the Company’s stockholders in structuring the Company’s executive compensation programs. The Company is asking stockholders to indicate their support at the Annual Meeting for the compensation of our named executive officers as described in this Proxy Statement by casting an advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve the compensation of the “named executive officers” of Texas Mineral Resources Corp., as disclosed in the section entitled “Executive Compensation” in the Proxy Statement for the Texas Mineral Resources Corp. 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

Vote Required

The affirmative vote of a majority of the voting power of our shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote is required to approve, on an advisory basis, the compensation of our named executive officers as described in the section entitled “Executive Compensation” below. Because the vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The Board recommends that you vote FOR the proposal to approve the compensation of the Company’s named executive officers, as described in this Proxy Statement.

PROPOSAL NO. 3 – APPROVAL, BY ADVISORY VOTE, OF THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal No. 2. As required by Section 14A of the Exchange Act and in accordance with the Dodd-Frank Act, the Company is providing our stockholders with the opportunity to vote, on a non-binding, advisory basis, on whether the Company will seek an advisory vote on the compensation of our named executive officers every three years, two years, or one year.

The optimal frequency of the advisory vote on executive compensation depends on a balancing of the benefits and burdens of more or less frequent votes. Many have expressed a belief that less frequent votes are appropriate as they enable stockholders to focus on a company’s overall compensation program design, as opposed to short-term decisions, and provide sufficient time to evaluate how a company’s compensation program drives longer-term performance and the creation of longer-term stockholder value. Many also believe that a less frequent voting cycle will give companies sufficient time to respond thoughtfully to stockholder views and to implement any necessary changes to executive compensation programs and allow stockholders to evaluate the results of these changes before the next stockholder advisory vote.

Others believe more frequent stockholder votes are optimal as they provide stockholders with the opportunity to react promptly to emerging trends in compensation and to provide rapid feedback to companies with respect to their views on the effectiveness and appropriateness of their executive compensation programs. This more frequent feedback would provide boards of directors and compensation committees with the opportunity to evaluate individual compensation decisions each year in light of the stockholder feedback and to better incorporate current stockholder views into companies’ compensation programs.

Our Board believes that the most appropriate outcome at this time is to have a stockholder advisory vote on compensation every THREE YEARS, as that level of frequency will best enable the Board and the Compensation Committee to understand and incorporate the views of our stockholders in structuring our executive compensation programs.

You may cast your vote on your preferred voting frequency, by choosing the option of three years, two years, one year or abstain from voting when you vote on this Proposal No. 3.

Vote Required

The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. As with your vote on Proposal No. 2 above, your vote on this Proposal No. 3 is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board, and the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. However, our Board and our Compensation Committee value the opinions of our stockholders and we will take our stockholders’ preferences into account in making determinations regarding the frequency of the say-on-pay vote.

The Board recommends that stockholders vote for a frequency of every THREE YEARS for future advisory stockholder votes on executive compensation.

PROPOSAL NO. 4 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ham, Langston & Brezina, L.L.P. as our independent registered public accounting firm for the fiscal year ending August 31, 2024 and recommends that stockholders vote for ratification of such selection. Although we are not required by law to obtain such ratification from our stockholders, we have determined that it is desirable to do so. If our stockholders do not ratify the selection of Ham, Langston & Brezina, L.L.P., the Audit Committee may reconsider its selection. The Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders.

Ham, Langston & Brezina, L.L.P. has audited our consolidated financial statements since 2020. We expect that representatives of Ham, Langston & Brezina, L.L.P. will be present virtually at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accountant Fees and Services

The following table sets forth information regarding the amount billed to us by our independent auditor, Ham, Langston & Brezina, L.L.P., for our two fiscal years ended August 31, 2023 and 2022, respectively:

	Years Ended August 31,
	2023	2022
Audit Fees	$79,000	$66,855
Audit Related Fees	—	—
Tax Fees	5,000	5,000
All Other Fees	—	—

Total	$84,000	$71,855

All of the professional services described above were pre-approved by the Audit Committee. The Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

None of the hours expended on the independent registered public accounting firm’s engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the independent registered public accounting firm’s full-time permanent employees.

Audit Fees

Consist of fees billed for professional services rendered for the audit of our financial statements and review of interim financial statements included in quarterly reports and services that are normally provided by the principal accountants in connection with statutory and regulatory filings or engagements.

Audit Related Fees

There were no “Audit Related Fees” charged which would have consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

All Other Fees

There were no “All Other Fees” which would have consisted of fees for product and services other than the services reported above.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee has adopted procedures requiring the Audit Committee to review and approve in advance, all particular engagements for services provided by the Company’s independent auditor. Consistent with applicable laws, the procedures permit limited amounts of services, other than audit, review or attest services, to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided the Audit Committee is informed of each particular service. All of the engagements and fees for 2023 were pre-approved by the Audit Committee. The Audit Committee reviews with Ham, Langston & Brezina, L.L.P., whether the non-audit services to be provided are compatible with maintaining the auditor’s independence.

Vote Required

The affirmative vote of a majority of the voting power of our shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Ham, Langston & Brezina, L.L.P. as our independent registered public accounting firm for the fiscal year ending August 31, 2024. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on this Proposal No. 4, even if the broker does not receive voting instructions from you.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Ham, Langston & Brezina, L.L.P as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2024.

EXECUTIVE OFFICERS

Set forth below is a list and biographical information (except for Daniel E. Gorski who also serves as a director and whose biography is listed in the section entitled “Information Regarding Director Nominees”) for each of our current executive officers.

Name	Age	Current Office with Company	Positions Held Since
Daniel E. Gorski	86	Chief Executive Officer	August 2012
Wm Chris Mathers	64	Chief Financial Officer	February 2016

Wm. Chris Mathers – Mr. Mathers is a senior finance and accounting professional with more than 40 years of experience in financial accounting, mergers and acquisition, SEC compliance and operational and administrative support and has served as Chief Financial Officer of the Company since February 2016. Mr. Mathers holds a BBA in Accounting from Southwestern University at Georgetown, Texas, and is a certified public accountant. Mr. Mathers began his career in public accounting in 1981 with the accounting firm of Price Waterhouse focusing on multi-national public audits. From 1983 through 1989, Mr. Mathers was in private practice focusing on tax preparation, and the financial audits of corporations, partnerships and individuals. From 1989 through 1993, Mr. Mathers was a controller and administrative officer of GJR Investments, Inc., a national real estate firm.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the objectives and principles underlying our executive compensation program and outlines the material elements of compensation for the individuals identified below, referred to herein as our named executive officers (“NEOs” or “Named Executive Officers”), who consist of our principal executive officer and principal financial officer, our only two employees as of August 31, 2023.

●	Dan Gorski, Director and Chief Executive Officer;

●	Chris Mathers, Chief Financial Officer;

Executive Summary and Compensation Philosophy

The Company believes it is in our stockholders’ best interests to attract, motivate and retain highly qualified individuals in critical positions by providing competitive compensation opportunities. Our guiding compensation principles endeavor to align executive compensation with our strategic objectives. Most importantly, we believe that our executive compensation programs appropriately link pay to performance and are well aligned with the long-term interests of our stockholders. We further believe that our executive compensation principles are competitive with similarly situated companies in our industry and other companies that are our peers in terms of annual revenues and appropriately recognize executive performance. Our Compensation Committee is responsible for establishing, implementing and maintaining the compensation program for our NEOs.

At the Annual Meeting, stockholders will be asked to approve, on an advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement, thus ratifying our compensation philosophy and approach. Such an approval will assist our Board and Compensation Committee in determining whether the fundamental characteristics of our executive compensation program should remain.

Use of Compensation Consultants and Peer Group Data

The Compensation Committee did not consult with any compensation consultants in conjunction with its executive compensation determinations for fiscal 2023. The Compensation Committee did not set executives’ compensation to a specific percentile of the range of total compensation represented by a specified peer group when making its executive compensation determinations for the fiscal year ended August 31, 2023 (which compensation remained unchanged from the prior fiscal year).

Role of Executives in Establishing Compensation

Our executives do not play a role in recommending compensation for NEOs. Our Chairman, Mr. Marchese, plays an integral role in recommending compensation for NEOs. Compensation Committee members develop their own opinions regarding the annual performance of our NEOs based on interactions with them. Our chief executive officer does not participate in deliberations concerning, or vote on, the compensation arrangements for himself. The Compensation Committee approves the compensation for all NEOs.

Compensation Committee Interlocks and Insider Participation

None of our Compensation Committee members was an officer or employee of the Company during fiscal 2023, has formerly been an officer of the Company, or has or had any related party transaction relationship with our Company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during fiscal 2023.

Material Elements of Executive Compensation

The key element of our executive compensation program consists of base salary. We pay a base salary to each of our NEOs, the objective of which is to provide a fixed component of cash compensation to an executive that reflects the level of responsibility associated with the executive’s position and is competitive with the base compensation the executive could earn in a similar position at comparable companies. Base salary for our NEOs is reviewed as appropriate in light of market compensation, tenure, individual performance, Company performance and other subjective considerations.

The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years stated for those persons who were Named Executive Officers at August 31, 2023. “Named Executive Officer” means: (a) each principal executive officer, (b) the two most highly compensated executive officers other than the principal executive officer, at the end of the most recently completed financial year; and (c) up to two additional individuals who would be an Named Executive Officer under paragraph (b) but for the fact that the individual was not serving as an executive officer of the Company at the end of that financial year. There are only two Named Executive Officers (we only have two employees), each of which is listed below.

Summary Compensation Table

			Option	All Other	Total
		Salary	Awards	Compensation	Compensation
Name and principal position	Year	(US$)	(US$)	(US$)	(US$)
Daniel Gorski	2023	$120,000	$—	$—	$120,000
Chief Executive Officer	2022	$120,000	$—	$—	$120,000

Wm Chris Mathers	2023	$60,000	$—	$—	$60,000
Chief Financial Officer	2022	$60,000	$—	$—	$60,000

In August 2012, the Company agreed to pay to Mr. Daniel Gorski the amount of $120,000 annually in connection with his appointment as chief executive officer of the Company. The Company and Mr. Gorski have not entered into a formal written employment agreement in relation to Mr. Gorski’s compensation and employment terms as chief executive officer. Mr. Gorski is currently being paid $120,000 per year. Mr. Mathers is currently being paid $60,000 per year pursuant to an at-will employment arrangement. The Company does not believe that its compensation arrangements with its Named Executive Officers creates inherent risks that may have a material adverse effect on the Company. There are no change of control arrangements, severance agreements or retirement benefits to be paid to or with our NEOs.

As required under SEC rules adopted pursuant to the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain measurements of the Company’s performance.

The following table sets forth the information of our NEOs, consisting of the Company’s primary executive officer (“PEO”) and primary financial officer (“PFO”) for the fiscal years ended August 31, 2023 and 2022, the only NEOs and only Company employees. The amounts represented under “compensation actually paid” (“CAP”) were computed in accordance with SEC rules relative to Item 402(v) of Regulation S-K.

Pay Versus Performance Table

Year	Summary compensation table total for first PEO (1)	Summary compensation table total for second PEO (2)	Compensation actually paid to first PEO	Compensation actually paid to second PEO	Average summary compensation table total for non-PEO NEOs (3)	Average compensation actually paid to non-PEO and NEOs (3)	Value of initial fixed $100 investment based on total shareholder return	Net income (Loss)
8/31/2022	$120,000	$60,000	$120,000	$60,000	$—	$—	$142.03	$(2,903,739)
8/31/2023	$120,000	$60,000	$120,000	$60,000	$—	$—	$40.31	$(2,591,961)

(1) Represents amounts actually paid to our CEO Daniel E Gorski.

(2) Represents amounts actually paid to our CFO Wm Chris Mathers.

(3) No non-PEO NEOs were paid by the Company.

Compensation Committee Report

During the year ended August 31, 2023, the Board and the Company’s Compensation Committee were responsible for establishing a compensation policy and administering the compensation programs of the Company’s executive officers.

Salary

The amount of compensation paid by the Company to each of the Company’s officers and the terms of those persons’ employment is determined by the Compensation Committee. The Compensation Committee evaluates past performance and considers future incentive and retention in considering the appropriate compensation for the Company’s officers. The Company believes that the compensation paid to the Company’s directors and officers is fair to the Company.

Stock Incentive Awards

The Compensation Committee believes that the use of direct stock awards is at times appropriate for employees, and in the future may use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended August 31, 2023 for filing with the SEC.

By the Compensation Committee,

Cecil Wall, Chair
Anthony Marchese
Kevin Francis

Executive Compensation Agreements

Agreement with Mr. Gorski

The Company pays Mr. Daniel Gorski a salary in the amount of $120,000 annually in connection with his appointment as Chief Executive Officer of the Company. The Company and Mr. Gorski have not entered into a formal written employment agreement.

Agreement with Wm. Chris Mathers

The Company pays Mr. Wm. Chris Mathers a salary in the amount of $60,000 annually in connection with his appointment as Chief Financial Officer of the Company. The Company and Mr. Mathers have not entered into a formal written employment agreement.

Outstanding Equity Awards at Fiscal Year-End

There were no awarded stock options previously issued to Named Executive Officers that were outstanding as of August 31, 2023.

Nonqualified Deferred Compensation

The Company does not offer nonqualified deferred compensation to any of its named executive officers.

Change of Control Payments

There are no change of control payments or golden parachute compensation arrangements.

CEO Pay Ratio

Pursuant to SEC rules, we are required to disclose the annual total compensation of our median employee, the annual total compensation of our Chief Executive Officer (“CEO”), and the ratio of these two amounts.

For the fiscal year ended August 31, 2023, the annual total compensation of the median of all Company employees (other than the CEO) was $60,000, one employee. The annual total compensation of the CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $120,000. Based on this information, for fiscal 2023, the ratio of the annual total compensation of the CEO to the annual total compensation of our median employee, as required to be reported pursuant to Regulation 402 of Regulation S-K, was 2:1.

The median employee was identified using a listing of all full-time employees as of August 31, 2023, which was one employee. Once we identified our median employee (being the one employee), we calculated such employee’s annual total compensation for fiscal 2023 in accordance with the requirements of Item 402 of Regulation S-K.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the Company’s payroll and employment records and the methodology described above. The SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Indemnification of Officers and Directors

Our Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware corporation law (“DGCL”). Consequently, our directors will not be personally liable to us or our stockholders for monetary damages resulting from any breach of their fiduciary duties as directors, except liability for the following:

●	any breach of their duty of loyalty to the Company or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

Our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

We believe that these Charter and Bylaws provisions are necessary to attract and retain qualified persons as officers and members of the Board. We also maintain directors’ and officers’ liability insurance.

Policies and Procedures for Related Party Transactions

Related Party Transaction Policy

The Company has a policy for the review of transactions with related persons as set forth in the Company’s Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which the Company is a participant and in which any of the Company’s directors, executive officers, significant stockholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy - including employment of executive officers, director compensation (in general, where such transactions are required to be reported in the Company’s proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following tables set forth information as of January 22, 2024, regarding the ownership of the Company’s common stock by: (i) each Named Executive Officer, each director, each director nominee and all of the Company’s directors and executive officers as a group; and (ii) each person who is known by us to own more than 5% of the Company’s shares of common stock. The number of shares beneficially owned and the percentage of shares beneficially owned are based on 74,320,648 shares of common stock outstanding as of January 22, 2024.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options that are exercisable within 60 days following January 22, 2024 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class Beneficially Owned
Daniel E. Gorski	7,006,423	(1)	9.5%
Anthony Marchese	6,637,814	(2)	8.9%
Cecil Wall	1,885,265	(3)	2.6%
Wm Chris Mathers	488,454	(4)	*
Peter Denetclaw, Jr.	10,169,464	(5)	13.8%
LaVern Lund	10,146,744	(6)	13.8%
Kevin Francis	64,217	(7)	*
Donald Hulse	--		*
Deepak Malhotra	--		*
All directors and executive officers as a group (7 persons)	26,350,715		35.5%
Navajo Transitional Energy Company	10,111,883	(8)	13.7%

* Less than 1%.

(1)	Represents 7,006,423 shares of Common Stock.

(2)	Consists of (i) 4,113,774 shares of Common Stock owned individually, (ii) 2,024,040 shares of common stock registered in the name of the Insiders Trend Fund, LP., an entity in which Mr. Marchese serves as general partner and chief investment officer and (iii) 500,000 shares of common stock underlying a currently exercisable option.

(3)	Consists of (i) 26,732 shares of Common Stock owned by Cecil Wall individually and (ii) 1,858,533 shares of Common Stock owned by various trusts controlled by Mr. Wall.

(4)	Comprised of 488,454 shares of Common Stock.

(5)	Comprised of (i) 57,581 shares of Common Stock owned individually and (ii) 10,111,883 shares of common stock owned by Navajo Transitional Energy Company, of which Mr. Denetclaw is deemed to be a beneficial owner.

(6)	Comprised of (i) 34,861, shares of Common Stock owned individually and (ii) 10,111,883 shares of common stock owned by Navajo Transitional Energy Company, of which Mr. Lund is deemed to be a beneficial owner.

(7)	Comprised of 64,217 shares of Common Stock

(8)	Messrs. Denetclaw and Lund have voting and investment power with respect to these shares.

It is believed by the Company that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table and the footnotes thereto. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

The Company is not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Change in Control

The Company is not aware of any arrangement that might result in a change in control in the future. The Company has no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in the Company’s control.

Section 16(a) Beneficial Ownership Reporting Compliance; Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who beneficially own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, the Company believes that during fiscal year ended August 31, 2023 the filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with, except for : (i) Mr. Lund was issued 6,546 shares of the Company’s Common Stock on October 18, 2022 and December 28, 2022, respectively, as a director and failed to timely file a Form 4; (ii) Mr. Lund was issued 11,336 shares of the Company’s Common Stock on March 31, 2023 and April 10, 2023, respectively, as a director and failed to timely file a Form 4; (iii) Mr. Denetclaw was issued 57,581 shares of the Company’s Common Stock on dates between October 27, 2020 and October 9, 2023 as a director and failed to timely file a Form 4; (iv) Mr. Wall was issued 3,313 shares of the Company’s Common Stock on October 18, 2022 and December 28, 2022, respectively, as a director and failed to timely file a Form 4; (v) Mr. Francis was issued 4,526 and 4,638 shares of the Company’s Common Stock on October 18, 2022 and December 28, 2022, respectively, as a director and failed to timely file a Form 4; (vi) Mr. Francis was issued 7,557 shares of the Company’s Common Stock on March 31, 2023 as a director and failed to timely file a Form 4; (vii) Mr. Francis was issued 2,476 shares of the Company’s Common Stock on June 22, 2023 as a director and failed to timely file a Form 4; and (viii) Mr. Marchese was issued 8,082 and 8,282 shares of the Company’s Common Stock on October 18, 2022 and December 28, 2022, respectively, as a director and failed to timely file a Form 4.

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary at Texas Mineral Resources Corp., 539 El Paso Street, Sierra Blanca, TX 79851 by no later than September 26, 2024 and otherwise comply with the requirements of the SEC for stockholder proposals.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or Other Annual Meeting Materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or Other Annual Meeting Materials addressed to such stockholders. This delivery method is referred to as “householding” and can result in extra convenience for stockholders and cost savings for companies. This year, we will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or Other Annual Meeting Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from affected stockholders prior to the mailing date. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or Other Annual Meeting Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please contact the Company by phone at (361) 790-5831 or by mail to Texas Mineral Resources Corp., 539 El Paso Street, Sierra Blanca, TX 79851, Attn: Secretary. Upon written or oral request, we will promptly deliver separate proxy materials to any stockholders who receive one paper copy at a shared address.

Communications with the Board of Directors

All interested parties, including our stockholders, may contact one or more of our directors in his or her capacity as a member of the Board, or the Board as a whole, about bona fide issues or questions about the Company, in writing via U.S. Mail or Expedited Delivery Service to the address below:

Texas Mineral Resources Corp.
539 El Paso Street
Sierra Blanca, Texas 79851
Attn: Secretary

Our counsel will review all incoming stockholder communications and, if appropriate, will forward such communications to the appropriate member(s) of the Board or, if none is specified, to the Chairman of the Board. Our counsel may decide in the exercise of its judgment whether a response to any stockholder communication is necessary.

Other Business

The Board knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, the proxy holders will vote upon them in accordance with their best judgment.

Annual Report on Form 10-K

A stockholder may obtain a copy of our 2023 Annual Report on Form 10-K, as amended, free of charge, by visiting our website at https://tmrcorp.com. Any stockholder who would like a copy of our 2023 Annual Report on Form 10-K, including the related financial statements and the financial statement schedules, may obtain one, without charge, by submitting a written request to the attention of our Secretary, Texas Mineral Resources Corp., 539 El Paso Street, Sierra Blanca, TX 79851. Additionally, we will provide copies of the exhibits to the Annual Report on Form 10-K, upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK * * * EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail, Email or Facsimile

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 5:00 p.m., Eastern Time, on March 11, 2024.

INTERNET –

http://onlineproxyvote.com/tmrc/

Use the Internet to vote your proxy. Have your Notice available when you access the above website. Login using the control number included in the Notice.

Follow the prompts to vote your shares.

EMAIL – Vote, sign, date, scan and email your proxy card to: proxyvote@stctransfer.com.

Vote at the Meeting –

If you plan to attend the virtual online Annual Meeting, you will need your control number to vote electronically at the Annual Meeting. After completing your registration with STC prior to 5:00 p.m. Eastern Time on March 11, 2024 at https://stctransfer.zoom.us/webinar/register/WN_Bat3SPM7Reqd6sIZZrPxpw, you will receive further instruction via email, including the link that will allow you access to the Annual Meeting.

FACSIMILE – Vote, sign, date, scan and fax your proxy card to STC at (469) 633-0088.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY	Please mark your votes like this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 4 AND FOR “THREE YEARS” UNDER PROPOSAL 3.

1.	Election of director nominees (1) Anthony Marchese (2) Dan Gorski (3) Peter Denetclaw, Jr. (4) LaVern Lund (5) Kevin Francis (6) Cecil Wall (7) Donald Hulse (8) Deepak Malhotra	FOR Nominee listed to the left ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	WITHHOLD AUTHORITY to vote (except as marked to the contrary for nominee listed to the left) ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐		4.	Ratification of Ham, Langston & Brezina, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2024.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.
2.	Approval, by advisory vote, of executive compensation (“say-on-pay”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Approval, by advisory vote, of the frequency of advisory votes on executive compensation (say-on-frequency”)	ONE YEAR ☐	TWO YEARS ☐	THREE YEARS ☐	ABSTAIN ☐	CONTROL NUMBER

Signature ________________________________ Signature, if held jointly ______________________________ Date ________________, 2024

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy

Materials for the Annual Meeting of Stockholders

To view the 2024 Proxy Statement and 2024 Annual Report,

please go to:

http://onlineproxyvote.com/tmrc/

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Anthony Marchese and Dan Gorski, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Texas Mineral Resources Corp. held of record by the undersigned at the close of business on January 22, 2024, at the Annual Meeting of Stockholders of Texas Mineral Resources Corp. to be held virtually on March 12, 2024 at 10:00 a.m. Eastern Time, or any adjournment thereof. To participate in the Annual Meeting virtually via the Internet, you must register prior to March 11, 2024 at 5:00 p.m. Eastern Time at https://stctransfer.zoom.us/webinar/register/WN_Bat3SPM7Reqd6sIZZrPxpw. Upon completing your registration, you will receive further instructions via email, including the link that will allow you access to the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF SAY-ON-PAY, IN FAVOR OF EVERY THREE YEARS FOR SAY-ON-FREQUENCY, IN FAVOR OF RATIFICATION OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)